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                                                                EXHIBIT 23.01

                        INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in the Report of Form 8-K under the Securities Exchange Act of 1934 of Excel Realty Trust, Inc. of the report of Squire & Company, PC dated December 11, 1997 on the Historical Summary of Operating Revenues and Direct Operating Expenses of the property acquired by Excel Realty Trust, Inc. for the year ended December 31, 1996.

/S/ SQUIRE & CO.

Squire & Company, PC
Poway, California
December 16, 1997